Exhibit 10.1

                               IMMUNOMEDICS, INC.

                      5% Senior Convertible Notes Due 2008

                               PURCHASE AGREEMENT
                               ------------------

April 27, 2005

            IMMUNOMEDICS, INC., a Delaware corporation (the "Company"), hereby confirms its agreement with _______________ (the "Purchaser") as set forth below.

            1. Notes. The Company proposes to issue and sell to the Purchaser $__________________________ principal amount of its 5% Senior Convertible Notes Due 2008 (the "Firm Notes") and Warrants (the "Firm Warrants" and, together with the Firm Notes, the "Firm Securities") entitling the holder thereof to exercise such Warrants to purchase up to ___ shares of common stock, par value $0.01, of the Company (the "Common Stock"). In addition, the Company proposes to grant to the Purchaser an option to purchase up to an additional $____ principal amount of its 5% Senior Convertible Notes due 2008 (the "Option Notes" and, together with the Firm Notes, the "Notes") and Warrants to purchase an additional [_______] shares of Common Stock (the "Option Warrants" and, together with the Firm Warrants, the "Warrants"). The Notes and Warrants together are referred to herein as the "Securities" and the Option Notes and Option Warrants together are referred to herein as the "Option Securities". The Notes are to be issued under an indenture (the "Indenture") to be dated as of the Closing Date (as defined below) by and between the Company and Law Debenture Trust Company of New York, as trustee (the "Trustee"). The Warrants are to be issued pursuant to a warrant agreement, to be dated the Closing Date, between the Company and JPMorgan Chase Bank, N.A., as warrant agent (the Warrant Agreement). This Agreement, the other Purchase Agreements dated the date hereof entered into among the Company and the other Purchasers named therein (the "Other Purchase Agreements"), the lock-up agreements contemplated by this Agreement, the registration rights agreement, to be dated the Closing Date, by and between the Purchaser and the Company (the "Registration Rights Agreement"), the escrow agreement between the Company and JPMorgan Chase Bank, N.A., as escrow agent, to be dated on or about the Closing Date (the "Escrow Agreement"), the Warrant Agreement, and the Indenture (with the Notes and the Warrants included therein) are hereinafter collectively referred to as the "Transaction Documents" and the transactions contemplated herein and therein are hereinafter referred to as the "Transactions".

            The Company has prepared a Private Placement Memorandum dated April 27, 2005 and will prepare supplements to such Private Placement Memorandum, if required, setting forth information concerning the Company, the Notes, the Warrants, the Transaction Documents and certain other matters (the "Private Placement Memorandum").

            The sale of the Notes and the Warrants to the Purchaser will be made without registration of the Notes or the Warrants under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon certain exemptions from the registration requirements of the Securities Act.

            The Company will issue a minimum of $35 million and a maximum of $46 million in aggregate principal amount of Notes and Warrants to purchase up to approximately 3,600,000 shares. The Company intends to either (i) use up to $10 million of such proceeds to repay or repurchase a corresponding principal amount of its outstanding 3.25% Convertible Senior Notes due 2006 or (ii) exchange up to $10 million of the Notes for up to a corresponding amount of its outstanding 3.25% Convertible Senior Notes due 2006.

            2. Representations and Warranties and Covenants of the Company. The Company represents and warrants to, and agrees with, the Purchaser that, except as otherwise disclosed in the Company's Annual Report on Form 10-K (the "Company Annual Report") most recently filed with the Securities and Exchange Commission (the "SEC") and all subsequently filed reports or documents filed prior to the date hereof (collectively with the Company Annual Report, the "Exchange Act Reports"):

            (a) The Private Placement Memorandum, and Exchange Act Reports that have been, or will be, filed by the Company with the SEC or sent to shareholders pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as of their respective dates and as of the Closing Date, do not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading. Such documents, when filed with the SEC, as applicable did, or will, conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

            (b) The Company has no direct or indirect subsidiaries other than those subsidiaries (the "Subsidiaries") listed on Schedule 2 hereto.

            (c) Each of the Company and the Subsidiaries has been duly incorporated and each is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, is duly qualified to do business as a foreign corporation and each is in good standing under the laws of each jurisdiction where it owns or leases material properties or conducts business, except in such jurisdictions in which the failure to so qualify, in the aggregate, would not have a Material Adverse Effect. "Material Adverse Effect" as used in this Purchase Agreement shall mean a material adverse effect on (i) the business, operations, properties, assets, liabilities, net worth, or financial condition of the Company and the Subsidiaries, taken as a whole, or (ii) the ability of the Company to perform any of its obligations under the Transaction Documents, the Notes or the Warrants or to consummate the Transactions.

            (d) Neither the Company nor any of the Subsidiaries is (i) in violation of its charter or by-laws or (ii) in breach or violation of any of the terms or provisions of, or with the giving of notice or lapse of time, or both, would be in default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them or any of their respective properties is bound, or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Subsidiaries or any of their respective properties, except for violations and defaults which individually or in the aggregate would not have a Material Adverse Effect with respect to clause (ii) of this paragraph.

            (e) Each of the Company and the Subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate the properties and to carry on the business of the Company and its Subsidiaries as is currently conducted and each of them is in full force and effect, except in each case where the failure to obtain licenses, permits, certificates, consents, orders, approvals and other authorizations, or to make all declarations and filings, would not, individually or in the aggregate, have a Material Adverse Effect, and none of the Company or the Subsidiaries has received any notice relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

            (f) The authorized capital stock of the Company consists of 70,000,000 shares of Common Stock, and 10,000,000 shares of preferred stock, par value $0.01 per share. As of March 31, 2005, (i) 54,073,059 shares of Common Stock were issued and outstanding, (ii) no shares of preferred stock are issued and outstanding, (iii) 1,642,036 shares of Common Stock were reserved for issuance upon conversion of the Company's 3.25% Convertible Senior Notes due 2006, and (iv) 6,790,875 shares of Common Stock were reserved for issuance upon exercise of Company options under the Company's 1992 and 2002 Stock Option Plans (the "Stock Option Plans"). All of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable. The Company is not in violation of or subject to any preemptive or similar right that does or will entitle any person, upon the issuance or sale of any security, to acquire from the Company or any Subsidiary any other security of the Company or any Subsidiary or any security convertible into, or exercisable or exchangeable for ay other such security, except for such rights as may have been fully satisfied or waived.

            (g) Except as set forth in the Private Placement Memorandum and except with respect to the rights contained in the Registration Rights Agreement, there are no contracts, agreements or other documents between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned, directly or indirectly, by such person.

            (h) The issued shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned of record and beneficially by the Company, either directly or through wholly owned subsidiaries, free and clear of any pledge, lien, encumbrance, security interest, restriction on voting or transfer, preemptive rights or other defect in title or any claim of any third party.

            (i) Subject to receipt of shareholder approval for the Share Increase (as defined below), the shares of Common Stock of the Company issuable upon conversion of, or in satisfaction of the obligation to make certain interest payments on, the Notes (the "Note Shares") and issuable on exercise of the Warrants (the "Warrant Shares" and, together with the Note Shares, the "Shares") will be duly and validly issued, fully paid and nonassessable and not subject to preemptive or similar rights, and such Shares will be issued in compliance with all applicable federal and state securities laws, when issued, sold and delivered in accordance with the terms of the Notes and the Warrants, as the case may be. The Company currently has 8,915,000 shares of its Common Stock available for issuance, including upon conversion and exercise of the Securities, and, following the Share Increase, will reserve an additional 5,500,000 shares of its Common Stock for issuance upon conversion and exercise of the Securities.

            (j) No Subsidiary is prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary.

            (k) Other than as set forth in paragraph (f) above, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company to issue such shares, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

            (l) Other than the Company's Common Stock, there are no outstanding securities of the Company registered under the Exchange Act, or listed on a national securities exchange or quoted in a U.S. automated inter-dealer quotation system.

            (m) The consolidated financial statements (including the notes thereto) included in the Exchange Act Reports fairly present the financial position of the Company and its consolidated subsidiaries and the results of operations as of the dates and for the periods specified therein; since the date of the latest of such financial statements, there has been no change nor any development or event involving a prospective change which will have or would reasonably be expected to have a Material Adverse Effect; such financial statements have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis.

            (n) Since the date of the latest audited financial statements included in the Exchange Act Reports, (i) the Company and each of the Subsidiaries has not incurred any material liability or obligation, direct or contingent, nor has the Company or any Subsidiary entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and each of the Subsidiaries.

            (o) The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (p) The Company is in compliance in all material respects with the Sarbanes-Oxley Act of 2002.

            (q) Ernst & Young LLP (the "Company Accountants"), who have certified the financial statements of the Company and whose report is incorporated by reference in the Private Placement Memorandum are independent public accountants; and the Company Accountants, whose report is incorporated by reference in the Private Placement Memorandum were independent accountants as required by the Exchange Act during the periods covered by the financial statements on which they reported.

            (r) The Company has all necessary power and authority to execute and deliver this Agreement and each of the other Transaction Documents, and to perform its obligations hereunder and thereunder, to issue the Notes and the Warrants, and subject to the Share Increase, the Shares, and to consummate the other Transactions. The Transaction Documents and the Private Placement Memorandum have been duly authorized by all necessary corporate action of the Company and, when the Transaction Documents have been duly executed and delivered by the Company and the other party or parties thereto, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject, as to the enforcement of remedies, to general equity principles and to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect, and except as rights to indemnity and contribution may be limited by federal or state securities laws.

            (s) The Notes have been duly authorized by all necessary corporate action for issuance and sale pursuant to this Agreement and, when executed, authenticated, issued and delivered in the manner provided for in the Indenture and sold and paid for as provided in this Agreement, the Notes will constitute legal, valid and binding obligations of the Company and enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to general equity principles and to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors rights generally from time to time in effect.

            (t) The Indenture meets the requirements for qualification and, upon the effectiveness of the Exchange Offer Registration Statement, will be qualified, under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Trust Indenture Act"); and each of the Transaction Documents will conform, when executed and delivered, in all material respects to the description thereof contained in the Private Placement Memorandum.

            (u) The Warrants have been duly authorized by all necessary corporate action for issuance and sale pursuant to this Agreement and when executed, countersigned, issued and delivered in the manner provided for in the Warrant Agreement and sold and paid for as provided in this Agreement, the Warrants will constitute legal, valid and binding obligations of the Company and enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to general equity principles and to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors rights generally from time to time in effect.

            (v) The issuance, offering and sale of the Notes and the Warrants to the Purchaser by the Company, pursuant to this Agreement, and the compliance by the Company with the other provisions of the Transaction Documents herein and therein set forth do not and will not (i) require the consent, approval, authorization, order, registration or qualification of, or filing with, any governmental authority or court, or body or arbitrator having jurisdiction over the Company or any other third party, other than with respect to the Share Increase, or (ii) conflict with, result in a breach or violation of, or constitute a default under, (A) any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company and its subsidiaries are a party or by which the Company or any of its properties is bound, (B) subject to the receipt of shareholder approval for the Share Increase, the charter or by-laws of the Company, (C) any material statute, rule or regulation of any governmental authority applicable to the Company or any of its properties or assets, or (D) any judgment, order or decree of any government, government instrumentality, agency, body or court having jurisdiction over the Company, its subsidiaries or any of their properties or assets.

            (w) No legal or governmental proceedings or investigations are pending to which the Company or any of its subsidiaries is a party or to which the property of the Company or any of its subsidiaries is subject, and no such proceedings or investigations have been threatened against the Company or any of its subsidiaries in writing or with respect to any of its properties, except in each case for such proceedings or investigations that, if the subject of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, result in a Material Adverse Effect.

            (x) Neither the Company nor any of the Subsidiaries owns any "margin securities" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and none of the proceeds of the sale of the Notes will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Notes to be considered a "purpose credit" within the meanings of Regulation T, U or X of the Federal Reserve Board.

            (y) No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand, that relates to the Transactions and that would be required by the Securities Act to be described in a prospectus were the Notes being issued and sold in a public offering, that is not set forth in the Company's Exchange Act Reports.

            (z) The fair saleable value of the assets of the Company exceeds the amount that will be required to be paid on or in respect of its existing debts and other known liabilities (including known contingent liabilities) as they mature; the Company does not intend to, and does not believe that it will, incur debts beyond its ability to pay such debts as they mature; and upon the issuance of the Notes, the fair salable value of the assets of the Company will exceed the amount that will be required to be paid on or in respect of its existing debts and other liabilities (including known contingent liabilities) as they mature.

            (aa) Subsequent to the Company's most recently filed Annual Report on Form 10-K, neither the Company nor any of the Subsidiaries has sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding and there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the business, operations, properties, assets, liabilities, net worth or financial condition of the Company and the Subsidiaries, taken as a whole.

            (bb) Other than for collateral pledged to Fleet National Bank pursuant to a certain pledge agreement dated May 27, 2003, the Company and each of the Subsidiaries have good and marketable title in fee simple to all items of real property and marketable title to all personal property owned by each of them, free and clear of any pledge, lien, encumbrance, security interest or other defect or claim of any third party, except such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or such Subsidiaries, and any real property and buildings leased by the Company or such Subsidiaries are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiaries.

            (cc) ERISA:

            (i) Definitions:

            "Code" means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated and the rulings issued thereunder.

            "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder.

            "ERISA Affiliate," means each trade or business (whether or not incorporated) that would be treated together with the Company as a single employer under Title IV or Section 302 of ERISA or Section 412 of the Code.

            "ERISA Event" means (i) the occurrence of a "reportable event" described in Section 4043 of ERISA (other than an event with respect to which the 30 day notice requirement has been waived), or (ii) the provision or filing of a notice of intent to terminate a Plan (other than in a standard termination within the meaning of Section 4041 of ERISA) or the treatment of a Plan amendment as a distress termination under Section 4041 of ERISA, or (iii) the institution of proceedings to terminate a Plan by the PBGC, or (iv) the existence of any "accumulated funding deficiency" or "liquidity shortfall" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, or the filing of an application pursuant to Section 412(e) of the Code or Section 304 of ERISA for any extension of an amortization period, or (v) the receipt of notice by the Company or any ERISA Affiliate that any Multiemployer Plan may be terminated, partitioned or reorganized or that any Multiple Employer Plan may be terminated, or (vi) the occurrence of any transaction or event which might reasonably be expected to constitute grounds for the imposition of liability under ERISA.

            "Multiemployer Plan" means a "multiemployer plan" as defined in
      Section 4001(a)(3) of ERISA.

            "Multiple Employer Plan" means an employee benefit plan described in
      Section 4063 of ERISA.

            "Plan" means an employee benefit plan (within the meaning of Section 3(3) of ERISA) other than a Multiemployer Plan, sponsored or maintained by the Company or any of its ERISA Affiliates, or with respect to which the Company or any of its ERISA Affiliates could be subject to any liability under Title IV or Section 302 of ERISA or Section 412 of the Code.

            "Underfunding" means, with respect to any Plan subject to Title IV of ERISA, the excess, if any, of the "projected benefit obligations" (within the meaning of Statement of Financial Accounting Standards 87) under such Plan (determined using the actuarial assumptions used for purposes of calculating funding requirements in the most recent actuarial report for such plan) over the fair market value of the assets held under the Plan.

            (ii) No "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) or ERISA Event has occurred or is reasonably expected to occur with respect to any Plan which could reasonably be expected to have a Material Adverse Effect; the Company, its ERISA Affiliates and each such Plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company and each of its ERISA Affiliates have not incurred and do not expect to incur liability under Title IV of ERISA with respect to the termination, or withdrawal from, any Plan or Multiemployer Plan for which the Company or any of the Subsidiaries would have any liability; and each Plan that is intended to be qualified under Section 401(a) of the Code has filed for or received a favorable determination letter from the Internal Revenue Service and has not been amended in any way that could reasonably be expected to cause the loss of such qualification. No Underfunding exists with respect to any Plan.

            (iii) None of the Company or any of its ERISA Affiliates contributes to or has any obligation to contribute to any Multiemployer Plans and Multiple Employer Plans.

            (iv) No labor dispute with the employees of the Company and any of the Subsidiaries exists or is threatened or imminent which could result in a Material Adverse Effect.

            (dd) The Company and each of the Subsidiaries own or otherwise possess the right to use all patents, trademarks, service marks, trade names and copyrights, all applications and registrations for each of the foregoing, and all other proprietary rights and confidential information used in the conduct of their respective businesses as currently conducted; and neither the Company nor any of the Subsidiaries has received any notice, or is otherwise aware, of any infringement of or conflict with the rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. All material licenses pursuant to which the Company or any Subsidiary uses intellectual property owned by a third party or permits a third party to use the intellectual property of the Company or any Subsidiary are in full force and effect, except as would not result in a Material Adverse Effect.

            (ee) The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts and with such deductibles as are prudent and customary in the businesses in which they are engaged; neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

            (ff) Environmental Matters:

            (i) The Company and each of the Subsidiaries are and have been in compliance with all applicable laws, statutes, ordinances, rules, regulations, orders, judgments, decisions, decrees, standards, and requirements ("Legal Requirements") relating to: human health and safety; pollution; management, disposal or release of any chemical substance, product or waste; and protection, cleanup, remediation or corrective action relating to the environment or natural resources ("Environmental Law");

            (ii) The Company and each of the Subsidiaries have obtained and are in compliance with the conditions of all permits, authorizations, licenses, approvals, authorizations, and variances necessary under any Environmental Law for the continued conduct in the manner now conducted of the business of the Company and each of such Subsidiaries ("Environmental Permits");

            (iii) There are no past or present conditions or circumstances, including but not limited to pending changes in any Environmental Law or Environmental Permit, that are likely to interfere with the conduct of the business of the Company and each of the Subsidiaries in the manner now conducted or which would interfere with compliance with any Environmental Law or Environmental Permit; and

            (iv) There are no past or present conditions or circumstances at, or arising out of, the business, assets and properties the Company and each of the Subsidiaries or any formerly leased, operated or owned businesses, assets or properties of the Company and any of the Subsidiaries, including but not limited to on-site or off-site disposal or release of any chemical substance, product or waste, which may give rise to: (i) liabilities or obligations for any cleanup, remediation or corrective action under any Environmental Law, (ii) claims arising under any Environmental Law for personal injury, property damage, or damage to natural resources, (iii) liabilities or obligations incurred by the Company and the Subsidiaries to comply with any Environmental Law, or (iv) fines or penalties arising under any Environmental Law;

except for any noncompliance or conditions or circumstances that, singly or in the aggregate, would not result in a Material Adverse Effect.

            (gg) The Company and each of the Subsidiaries have filed all federal and state, and material foreign and local, tax returns that are required to be filed or have requested extensions thereof and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which the Company retains adequate reserves. There is no action, suit, proceeding, investigation, audit or claim now pending or, to the Company's knowledge, threatened by any authority regarding any taxes relating to the Company or any Subsidiary which, when considered individually or in the aggregate, would result in a Material Adverse Effect.

            (hh) Neither the Company nor any of the Subsidiaries is, or immediately after the sale of the Securities and the application of the proceeds from such sale will be, an "investment company" or a company "controlled by" an "investment company", within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the SEC thereunder, without taking account of any exemption under the Investment Company Act arising out of the number of holders of the securities of the Company.

            (ii) Neither the Company nor any of the Subsidiaries is a "holding company" or a "subsidiary company" of a holding company or its "affiliate" within the meaning of the Public Utility Holding Company Act of 1934, as amended.

            (jj) Neither the Company nor, to its knowledge, any of its Affiliates, nor to its knowledge any person acting on its or their behalf, has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of either of the Securities or the Shares under the Securities Act. As used in this Purchase Agreement, "Affiliate" means, with respect to any specified person, any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            (kk) Neither the Company, nor to its knowledge any of its Affiliates, nor to its knowledge any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

            (ll) Neither the Company, nor to its knowledge any of its Affiliates, nor to its knowledge any person acting on its or their behalf has engaged in any directed selling efforts with respect to the Securities, and each of them has complied with the offering restrictions requirement of Regulation S under the Securities Act ("Regulation S"). Terms used in this paragraph have the meanings given to them by Regulation S.

            (mm) Neither Immunomedics, B.U. (Netherlands) nor Immunomedics GmbH (Germany) has any indebtedness except for trade debt incurred in the ordinary course of business.

            (nn) Neither the Company nor to its knowledge any of its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")) has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or the Shares; nor has the Company or any Affiliate of the Company paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated by this Agreement).

            (oo) Assuming the accuracy of the representations and warranties of the Purchaser in Section 4 hereof and compliance by the Purchaser with the procedures set forth in Section 4 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Purchaser in the manner contemplated by this Agreement to register any of the Securities or the Shares under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

            (pp) The Company has not provided to the Purchaser any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by the Company but which has not been so disclosed, other than the material terms and conditions of the transactions contemplated by this Agreement, which such terms and conditions shall be publicly disclosed on the date hereof.

            (qq) Other than the Placement Agency Agreement dated the date hereof among the Company and Lazard Freres & Co. LLC and C.E. Unterberg, Towbin, LLC (the "Placement Agents") and the Letter Agreement dated June 28, 2004 between the Company and RBC Capital Markets Corporation, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company for a brokerage commission, finder's fee or other like payment in connection with the transactions contemplated by this Agreement, or to the Company's knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, stockholders, partners, employees, the Subsidiaries or Affiliates that may affect the compensation as determined by the NASD.

            (rr) None of the Company or any of its Affiliates has directly or indirectly sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any "security" (as defined in the Securities Act) which is, or would be, integrated with the issuance and sale, as applicable, of any of the Securities or the Shares in a manner that would require the registration under the Securities Act of any of the Securities or the Shares. The Company has no intention of making, and will not make, an offer or sale of such securities, for a period of six months after the date of the Agreements, which would be required to be integrated into this offering in a manner that would require the registration under the Securities Act of any of the Securities or the Shares, except for the offering of Securities as contemplated by this Agreement, the other Purchase Agreements and the Registration Rights Agreement. As used in this paragraph, the terms "offer" and "sale" have the meanings specified in Section 2(a)(3) of the Securities Act.

            (ss) Neither the Company nor any Subsidiary, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of acting for, or on behalf of, the Company: (i) directly or indirectly used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity;
(ii) directly or indirectly made any direct or indirect unlawful payment to any foreign or domestic government or party official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar treaties of the United States; or (iv) directly or indirectly made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government or party official or employee.

            Each certificate signed by any officer of the Company and delivered to the Purchaser or its counsel shall be deemed to be a representation and warranty by the Company to the Purchaser as to the matters covered thereby.

            The Company has not entered, and will not enter, into any arrangement or agreement with respect to the distribution of the Securities, except for this Agreement, the Other Purchase Agreements and the Registration Rights Agreement, and the Company agrees not to enter into any such arrangement or agreement.

            3. Purchase, Sale and Delivery of the Notes and the Warrants.

            (a) On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell $___________ principal amount of Firm Notes, Firm Warrants to purchase [_______] shares of Common Stock, and the Purchaser agrees to purchase (the "Purchase") from the Company $___________ principal amount of Firm Notes and Firm Warrants to purchase [_______] shares of Common Stock.

            (b) At the closing of the Purchase, Securities issued and sold to QIBs (as defined below) will be issued in global, registered form and Securities issued to Institutional Accredited Investors (as defined below) will be issued in registered form, in each case, in such denomination or denominations and registered in such name or names as the Purchaser shall request upon notice to the Company at least 48 hours prior to the Closing Date, as the case may be, as instructed by the Purchaser. Each Security shall be delivered by or on behalf of the Company to the Trustee, against payment by the Purchaser of the purchase price therefor by wire transfer in same-day funds (the "Wired Funds") to the account of the Company. The closing of the Purchase shall be made at the offices of Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, New York 10281, at 10:00 a.m. (New York time), on April 29, 2005, or at such other place, time or date as the Purchaser and the Company may agree, such time and date of delivery against payment being herein referred to as the "First Closing Date". The Purchaser shall on April 28, 2005 wire funds to the Escrow Account to purchase the Securities on the First Closing Date. The Company shall, upon receipt of the Purchaser's written consent, authorize the Escrow Agent to release the Purchaser's Wired Funds for the Closing. In the event the Closing does not occur as provided herein, the Company will direct the Escrow Agent to within three Business Days of the termination of this Agreement to return to the Purchaser the amount tendered.

            (c) In addition, the Company grants to the Purchaser an option to purchase up to $__ principal amount of Option Notes and Option Warrants to purchase up to [_______] shares of Common Stock. Such option is exercisable as provided in this Section 3. The option will expire 120 days after the First Closing Date and may be exercised in whole or in part from time to time by written notice being given to the Company and to the Placement Agents by the Purchaser. Such notice shall set forth the aggregate principal amount and/or number of Option Securities as to which the option is being exercised, the names in which the Option Securities are to be registered, the denominations in which the Option Securities are to be issued and the date and time, as determined by the Purchaser, when the Option Securities are to be delivered; provided, however, that this date and time shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The Option Notes shall accrue interest as of the First Closing Date, and the purchase price of the Option Notes shall be increased to include accrued interest from the First Closing Date to the date prior to the date of issuance. The date and time the Option Notes are delivered are sometimes referred to as an "Option Closing Date" and the First Closing Date and any Option Closing Date are sometimes each referred to as a "Closing Date".

            (d) Closing of and payment for the Option Securities shall be made at the place specified in paragraph (b) of this Section 3 (or at such other place as shall be determined by agreement between the Purchaser and the Company) at 10:00 a.m., New York City time, on such Option Closing Date. On such Option Closing Date, the Company shall deliver or cause to be delivered the certificates representing the Option Securities to the Purchaser against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Upon Closing, the Option Securities shall be registered in such names and in such denominations as the Purchaser shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Securities, the Company shall make the certificates representing the Option Securities available for inspection by the Purchaser in New York, New York, not later than 2:00 p.m., New York City time, on the business day prior to such Option Closing Date.

            4. Offering of the Notes and the Warrants and the Purchaser's Representations, Warranties and Covenants. The Purchaser represents and warrants to and agrees with the Company that:

            (a) Due Authorization. All required corporate action on the part of the Purchaser, its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance of all obligations of the Purchaser under this Purchase Agreement has been taken prior to the date hereof. This Purchase Agreement shall constitute valid and binding obligations of the Purchaser, enforceable in accordance with its terms, subject to the limitations of enforcement of remedies applicable to bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general principles of equity.

            (b) Investment. The Purchaser is acquiring the Securities for investment for its own account, and not with a view to, or for resale in connection with, any distribution thereof, and it has no present intention of selling or distributing any such Securities; provided, however, that by making this representation, the Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement under the Securities Act or an exemption under the Securities Act. The Purchaser understands that the Securities have not been registered under the Securities Act, any state security or "Blue Sky" laws, or any foreign securities laws.

            (c) No Public Market. The Purchaser understands that no public market now exists in the United States for the Securities and that the Company at this time has no intention to create such a market.

            (d) Investor Qualification. The Purchaser is either (i) a "Qualified Institutional Buyer" or "QIB" as defined in Rule 144A under the Securities Act or (ii) an institutional investor that is an "Accredited Investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, an "Institutional Accredited Investor". The Purchaser represents and warrants to the Company that:
(i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Securities, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Securities;
(ii) the Purchaser is acquiring the Securities in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Securities or any arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting the Purchaser's right to sell pursuant to the Registration Rights Agreement); (iii) the Purchaser has, in connection with its decision to purchase the Securities, relied solely upon the Private Placement Memorandum, and the representations and warranties of the Company contained herein; (iv) the Purchaser, or its representatives, if any, have been furnished with, or have had access to, all materials relating to the business, finances and operations of the Company (including all reports filed with the Commission) and materials relating to the offer and sale of the Securities which have been requested by such Purchaser, if any; such Purchaser, or its representatives, if any, have been afforded the opportunity to ask questions of the Company; and neither such inquiries nor any other due diligence investigations conducted by the Purchaser, or its representatives, if any, shall modify, amend or affect the Purchaser's right to rely on the Company's representations and warranties contained in Section 2 above; and (v) the Purchaser understands that its investment in the Securities involves a significant degree of risk including a risk of total loss of Purchaser's investment, and the Purchaser is fully aware of and understands all the risk factors related to the Purchaser's purchase of the Securities, including, but not limited to, those set forth under the caption "Risk Factors" in the Private Placement Memorandum.

            (e) Institutional Accredited Investors. Each Purchaser that is an Institutional Accredited Investor has submitted to the Company a complete and executed "Investment Letter" in the form attached hereto as Exhibit A. The Institutional Accredited Investor hereby certifies that it is an "Institutional Accredited Investor", as that term is defined under as defined in Rules 501(a)(1), (2), (3) or (7) under the Securities Act and all information which the Institutional Accredited Investor has provided to the Company in the Investment Letter is correct and complete as of the date set forth thereon.

            (f) Transfer of the Securities and the Shares.

            (i) The Purchaser understands and acknowledges that the Securities are being offered in transactions not involving any public offering within the meaning of the Securities Act, that the Securities and the Shares have not been registered under the Securities Act or any other securities laws. If in the future the Purchaser decides to resell, pledge or otherwise transfer any Securities that it purchases hereunder or Shares issuable upon conversion or exercise of the Securities, as the case may be, those Securities or Shares, absent an effective registration statement under the Securities Act, may be resold, pledged or transferred only (a) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (b) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (a) and (b), in accordance with any applicable securities laws of the states and other jurisdictions of the United States. The Purchaser will, and each subsequent holder of any of such Securities or Shares that it purchases in this offering is required to, notify any subsequent purchaser of such Securities or Shares from it or subsequent holders, as applicable, of the resale restrictions referred to in (i) above.

            (ii) The Purchaser understands that the Securities are being offered in transactions not involving any public offering within the meaning of the Securities Act, that the Securities have not been and, except as provided in the Registration Rights Agreement (with respect to the Notes and the Shares) will not be registered under the Securities Act. If in the future, the Purchaser decides to offer, resell, pledge or otherwise transfer any of the Securities or Shares, such Securities or Shares may be offered, resold, pledged or otherwise transferred only (a) in the United States to a person whom the seller reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A under the Securities Act ("Rule 144A"), (b) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (c) to an Institutional Accredited Investor in a transaction exempt from the registration requirements of the Securities Act, or (d) pursuant to an effective registration statement under the Securities Act, in each of cases (a) through (d) in accordance with any applicable securities laws of the states and other jurisdictions of the United States. The Purchaser will, and each subsequent holder is required to, notify any subsequent purchaser of the Notes from it of the resale restrictions referred to in (1) above.

            (iii) The Purchaser understands that Shares issued prior to the effectiveness of the Registration Statement will bear a legend to the following effect unless the Company determines otherwise in compliance with applicable law:

      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

      BY ACQUISITION HEREOF, THE HOLDER:

            (1) REPRESENTS THAT IT IS (A) A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, OR (B) AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1),
            (2), (3) OR (7) UNDER THE SECURITIES ACT;

            (2) REPRESENTS THAT IT IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS IN ACCORDANCE WITH RULE 144A;

            (3) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF,
            (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REQUIREMENTS OF THE SECURITIES ACT OR
            (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND

            (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 3(E) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

      IN CONNECTION WITH ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF SUCH SECURITY (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 3(D) ABOVE), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE), IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE 3(B) 3(C) OR 3(D) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY OR THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE SECURITY EVIDENCED HEREBY PURSUANT TO CLAUSE 3(E) ABOVE OR THE EXPIRATION OF TWO YEARS FROM THE ORIGINAL ISSUANCE OF THE SECURITY EVIDENCED HEREBY.

            (iv) The Purchaser understands that the Notes will bear a legend to the following effect unless the Company determines otherwise in compliance with applicable law:

      THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

      BY ACQUISITION HEREOF, THE HOLDER:

            (1) REPRESENTS THAT IT IS (A) A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT; OR (B) AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1),
            (2), (3) OR (7) UNDER THE SECURITIES ACT OF 1933;

            (2) REPRESENTS THAT IT IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS IN ACCORDANCE WITH RULE 144A;

            (3) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF,
            (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REQUIREMENTS OF THE SECURITIES ACT OR
            (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND

            (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 3(E) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

      IN CONNECTION WITH ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF SUCH SECURITY (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 3(E) ABOVE), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE), IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE 3(B), 3(C) OR 3(D) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY OR THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE SECURITY EVIDENCED HEREBY PURSUANT TO CLAUSE 3(E) ABOVE OR THE EXPIRATION OF TWO YEARS FROM THE ORIGINAL ISSUANCE OF THE SECURITY EVIDENCED HEREBY.

      THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTIONS 1271, 1272 AND 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE PRICE OF THIS SECURITY IS $1,000 PER PRINCIPAL AMOUNT OF $1,000 AT MATURITY. THE ISSUE DATE OF THIS SECURITY IS APRIL 29, 2005. THE YIELD-TO-MATURITY OF THIS SECURITY IS 5% PER ANNUM, COMPOUNDED SEMI-ANNUALLY.

      THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

      AT THE INITIAL SALE OF SECURITIES, A PORTION OF THE PROCEEDS OF THE SALE OF THE SECURITIES WILL BE DEPOSITED INTO ESCROW PURSUANT TO AN ESCROW AGREEMENT DATED THE DATE THEREOF BETWEEN THE COMPANY AND JPMORGAN CHASE BANK, AS ESCROW AGENT. SUCH ESCROW AGREEMENT PROVIDES FOR THE RELEASE OF SUCH ESCROWED FUNDS PURSUANT ITS TERMS.

            (v) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

            (vi) The Purchaser acknowledges that the Company and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements. The Purchaser agrees that if any of the acknowledgements, representations or agreements the Purchaser is deemed to have been made by its purchase of Note Shares or Notes is no longer accurate, it shall promptly notify the Company. If the Purchaser is purchasing Shares or Notes as a fiduciary or agent for one or more investor accounts, the Purchaser represents that it has sole investment discretion with respect to each of those accounts and full power to make the above acknowledgements, representations and agreements on behalf of each account.

            (g) Regulation M Compliance. Neither the Purchaser nor any of its Affiliates will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company or any hedging transaction with regard to the securities of the Company or the economic interest in such securities through hedging arrangements, derivative transactions or otherwise, where such transaction or arrangement is in violation of Regulation M under the Exchange Act.

            5. Additional Covenants of the Company. The Company covenants and agrees with the Purchaser that:

            (a) The Company will arrange for the qualification of the Securities for sale by the Purchaser under the laws of such jurisdictions as the Purchaser may designate and will maintain such qualifications in effect so long as required for the sale of the Securities by the Purchaser; provided, however, that the Company will not be required to qualify to do business in any jurisdiction in which it is not then so qualified, to file any general consent to service of process or to take any other action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject. The Company will promptly advise the Purchaser of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

            (b) The Company will do and perform all things reasonably required to be done and performed by it under the Transaction Documents prior to or after the Closing Date and to satisfy all conditions precedent on its part to the obligations of the Purchaser to purchase and accept delivery of the Securities.

            (c) None of the Company or any of its Affiliates, nor any person acting on its or their behalf (other than the Purchaser or any of its Affiliates, as to whom the Company expresses no opinion), will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the immediate registration of the Securities under the Securities Act except as contemplated by the Registration Rights Agreement. The Company has no intention of making, and will not make, an offer or sale of such securities, for a period of six months after the date of this Agreement, except for the offering of Securities as contemplated by this Agreement, the Other Purchase Agreements and the Registration Rights Agreement. As used in this paragraph, the terms "offer" and "sale" have the meanings specified in Section 2(a)(3) of the Securities Act.

            (d) None of the Company or any of its Affiliates, nor any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities.

            (e) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, at any time that the Company is not then subject to Section 13 or 15(d) of the Exchange Act, the Company will provide at its expense to each holder of the Securities and to each prospective purchaser (as designated by such holder) of the Securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders from time to time, of the Securities.

            (f) The Company will apply the net proceeds from the sale of the Securities (i) to repay at maturity or repurchase prior to maturity its existing 3.25% Convertible Senior Notes due 2006 or exchange $10 million of the Notes for its outstanding 3.25% Convertible Senior Notes due 2006 and (ii) in combination with currently available funds, to fund its ongoing business operations and other general corporate purposes, including, its research and clinical development programs (including clinical trials in the United States and elsewhere), repaying existing indebtedness or other borrowings and working capital.

            (g) Prior to Closing, the Company shall cause the directors and executive officers of the Company set forth on Schedule 1 hereto to enter into lock-up agreements, in the form attached hereto as Exhibit C, pursuant to which such directors and officers agree, for the longer of 120 days from the date of the First Closing or the date on which a registration statement for the registration of the Notes and the Shares is declared effective by the Securities and Exchange Commission, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, any of their shares of Common Stock of the Company.

            (h) For the longer of 120 days from the date hereof or when the Notes/ Shares are registered (the "Lock-Up Period"), the Company will not, directly or indirectly, (1) announce an offering of, or file a registration statement with the Commission relating to, equity securities of the Company (other than the offering and registration contemplated by this Agreement) or offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition or purchase by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock other than the Notes, Note Shares and shares of Common Stock to be issued in the ordinary course under the Company's employee benefit plans, qualified stock option plans or other employee compensation plans existing, on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, warrants or rights with respect to any shares of Common Stock, securities convertible into or exchangeable for Common Stock or substantially similar securities (other than the grant of options, warrants or rights that are currently authorized pursuant to option plans existing on the date hereof), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. Notwithstanding anything to the contrary contained herein, the Company may during the Lock-Up Period, in the discretion of the Company's Board of Directors, issue or grant Common Stock, Options or Convertible Securities to non-Affiliate third-parties in connection with commercial licensing arrangements or for bona fide services.

            (i) The Company agrees to allow any party that has signed an agreement to purchase the Securities from the Purchaser reasonable access to senior executives of the Company for purposes of due diligence investigation of the Company.

            (j) The Company agrees that it will enter into the same form of Agreement with each of the Purchasers and that it will not provide more favorable representations, warranties, covenants, agreements or conditions to any Purchaser without giving the same benefits to the Purchaser.

            (k) Neither the Company nor any of its Affiliates will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

            (l) The Company and the Subsidiaries will conduct its or their operations in a manner that will not subject the Company or any of the Subsidiaries to registration as an investment company under the Investment Company Act.

            (m) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will engage in any directed selling efforts with respect to the Securities, and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given them by Regulation S.

            (n) Each Note will bear a legend substantially to the following effect until such legend shall no longer be necessary or advisable because the Notes are no longer subject to the restrictions on transfer described therein:

      THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

      BY ACQUISITION HEREOF, THE HOLDER:

            (1) REPRESENTS THAT IT IS (A) A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT; OR (B) AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1),
            (2), (3) OR (7) UNDER THE SECURITIES ACT OF 1933;

            (2) REPRESENTS THAT IT IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS IN ACCORDANCE WITH RULE 144A;

            (3) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF,
            (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REQUIREMENTS OF THE SECURITIES ACT OR
            (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND

            (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 3(E) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

      IN CONNECTION WITH ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF SUCH SECURITY (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 3(E) ABOVE), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE), IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE 3(B), 3(C) OR 3(D) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY OR THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE SECURITY EVIDENCED HEREBY PURSUANT TO CLAUSE 3(E) ABOVE OR THE EXPIRATION OF TWO YEARS FROM THE ORIGINAL ISSUANCE OF THE SECURITY EVIDENCED HEREBY.

      THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTIONS 1271, 1272 AND 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE PRICE OF THIS SECURITY IS $1,000 PER PRINCIPAL AMOUNT OF $1,000 AT MATURITY. THE ISSUE DATE OF THIS SECURITY IS APRIL 29, 2005. THE YIELD-TO-MATURITY OF THIS SECURITY IS 5% PER ANNUM, COMPOUNDED SEMI-ANNUALLY.

      THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT AND AN ESCROW AGREEMENT (AS SUCH TERMS ARE DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT AND AN ESCROW AGREEMENT.

            (o) The Company will use its best efforts to obtain stockholder approval for the authorization of at least 5,500,000 additional shares of its Common Stock, (the "Share Increase") at a special meeting of stockholders called for such purpose. In the event that the Company has not received such shareholder approval within 120 days following the First Closing Date, additional interest shall accrue on the Notes on the terms, and in the manner set forth in the Indenture under which the Notes are issued. In the event that the Share Increase has not been obtained by January 15, 2007, Purchaser shall have the right to put their Notes to the Company, in whole or in part, on the terms and in the manner set forth in the Indenture under which the Notes are issued.

            (p) The Company will use its best efforts to obtain prior to the Closing Date, an accountants' comfort letter from Ernst & Young, LLP (i) confirming that they are a registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Private Placement Memorandum, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to initial purchasers in Rule 144A underwritten offerings.

            (q) Other than issuances of Option Securities, if the Company proposes to issue additional securities of the Company, the Company shall deliver to each Holder a written notice (the "Preemptive Rights Notice") of such proposed issuance at least ten (10) days prior to the date of the proposed issuance, which notice shall include (i) the proposed issuance date, (ii) the material terms and conditions of the securities proposed to be issued and (iii) the estimated issue price per security. Each Holder shall have the option, exercisable within five days following delivery of the Preemptive Rights Notice by delivery of written notice to the Company, to subscribe for not more than such Holder's Percentage Interest of the securities to be issued at the price per security set forth in the Preemptive Rights Notice and on terms not materially less beneficial to the purchaser than those set forth in the Preemptive Rights Notice. For purposes of this Section 5(q), a Holder's Percentage Interest means the percentage of the Company's equity determined by dividing the sum of the principal amount of the Holder's Notes (on an as if converted to Common Stock basis) plus Warrants (on an as if exercised basis) by the number of shares of the Company outstanding on a fully-diluted basis (fully-diluted basis includes all issued and outstanding Common Stock and shares underlying issued and outstanding options, warrants, convertible securities and the like).

            Notwithstanding the foregoing, if the Company's Board of Directors determines that time is of the essence in connection with any such issuance, the Company may complete such issuance prior to offering the Holders the preemptive rights set forth in this Section 5(q); provided that following the exercise of such preemptive rights in accordance with this Section 5(q), (i) any purchasers will be required to sell securities so issued to any Holder exercising its rights hereunder as is required to give each such Holder the benefit of the rights contained herein or (ii) the Company shall issue such additional securities to any Holder exercising its rights as is required to give each such Holder the benefit of the rights contained herein.

            This Sections 5(q) shall not apply to (i) the issuance or grant of equity securities of the Company to officers or employees of the Company or any subsidiary thereof pursuant to any management equity rights plan or other equity-based employee benefits plan or arrangement that has been duly authorized by the Company's Board of Directors or a committee thereof; (ii) the issuance or sale of equity securities of the Company in connection with third-party commercial licensing arrangements or for bona fide services provided to the Company (other than to or by an Affiliate of the Company) that has been duly authorized by the Company's Board of Directors; (iii) the issuance or sale of equity securities of the Company in connection with an acquisition of an entity or business (other than an Affiliate of the Company) that has been duly authorized by the Company's Board of Directors; (iv) the issuance of shares of Common Stock in connection with the conversion or exercise of securities that have been issued in accordance with this Section 5(q); and (v) the issuance of securities pursuant to a registered public offering.

            6. Expenses. All costs and expenses incurred in connection with this Purchase Agreement and the consummation of the Transactions shall be paid by the party incurring such expenses, including all costs and expenses incident to the fees and disbursements of the counsel, the accountants, or any other experts or advisors retained by such party. Notwithstanding the forgoing, the Company will reimburse Highbridge Capital Management for legal fees and expenses of one Purchaser's counsel not to exceed $25,000 in the aggregate.

            7. Conditions to the Purchaser's Obligations. The obligations of the Purchaser to purchase and pay for the Securities at the Closing shall be subject to the accuracy of the representations and warranties of the Company in Section 2 hereof, in each case as of the date hereof and as of the Closing Date, as if made on and as of the Closing Date, to the accuracy of the statements of the Company's officers made pursuant to the provisions hereof, to the performance by the Company of its covenants and agreements hereunder and to the following additional conditions:

            (a) The Company shall have delivered all Transaction Documents, including the lock-up agreements contemplated by this agreement, the comfort letter from Ernst & Young, LLP, and the customary certifications reasonably required to confirm that the proposed sale complies with applicable restrictions.

            (b) The Purchaser shall have received an opinion, dated the Closing Date, of Cadwalader, Wickersham & Taft LLP, counsel for the Company, to the effect set forth in Exhibit B hereto and containing reasonable and customary assumptions and qualifications and otherwise in form and substance satisfactory to the Purchaser.

            (c) The Purchaser shall have received a certificate, dated the Closing Date, of an Executive Officer of the Company certifying: (i) that the representations and warranties of the Company in this Agreement are true and correct as if made on and as of the Closing Date, (ii) that the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date; and (iii) since the date of this Purchase Agreement, there has not been any state of facts, change, development, effect, condition or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect on the Company.

            8. Indemnification.

            (a) The Company hereby agrees to indemnify and hold harmless the Purchaser and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Purchaser or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

            (i) any untrue statement or alleged untrue statement of any material fact made herein or in any other Transaction Document; or

            (ii) the breach of any covenant or agreement made herein or in any other Transaction Document,

and will reimburse the Purchaser and each such controlling person for any legal or other expenses reasonably incurred by the Purchaser or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Company may otherwise have. The Company will not, without the prior written consent of the Purchaser, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Purchaser or any person who controls the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Purchaser and such controlling persons from all liability arising out of such claim, action, suit or proceeding.

            (b) The Purchaser will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any violation of the securities laws in connection with the Purchaser's breach of any representation, warranty or covenant of the Purchaser set forth in Section 4 of this Agreement.

            (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from, inconsistent with, or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence or (ii) the indemnifying party does not promptly retain counsel reasonably satisfactory to the indemnified party or
(iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the written consent of the indemnifying party.

            9. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and the Purchaser set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect for a period on one year following the Closing Date, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Purchaser or any controlling person referred to in Section 8 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

            10. Notices. All communications hereunder shall be in writing and, if sent to the Purchaser, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to:

                  Purchaser
                  [address]
                  Telephone:
                  Facsimile:

            and if sent to the Company, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to the Company at:

                  Immunomedics, Inc.
                  300 American Road
                  Morris Plains, New Jersey 07950
                  Attn:  Gerard Gorman, Chief Financial Officer
                  Telephone:  (973) 605-8200
                  Facsimile:  (973) 605-8282

            with a copy to:

                  Cadwalader, Wickersham & Taft LLP
                  One World Financial Center
                  New York, NY  10281
                  Attn:  Gerald A. Eppner, Esq.
                  Telephone:  (212) 504-6286
                  Facsimile:  (212) 504-6666

            11. Successors. This Agreement shall inure to the benefit of and shall be binding upon the Purchaser and the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 8 of this Agreement shall also be for the benefit of any person or persons who control the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and any subsequent holder of the Notes and (ii) Purchaser may assign all of its rights under this Agreement with respect to the Option to any person.

            12. GOVERNING LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

            13. Consent to Jurisdiction, Service of Process and Waiver of Trial by Jury.

            (a) All judicial proceedings arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York.

            (b) Each party agrees that any service of process or other legal summons in connection with any Proceeding may be served on it by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, postage prepaid, addressed to the served party at its address as provided for in
Section 11 hereof. Nothing in this section shall affect the right of the parties to serve process in any other manner permitted by law.

            (c) EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            15. Reliance by Placement Agents. The parties agree that Lazard Freres & Co. LLC and C.E. Unterberg, Towbin, LLC, as Placement Agents in respect of the offering, sale and purchase of the Securities, may rely on the agreements, representations and warranties of the parties contained in this Agreement as if such agreements, representations and warranties were made directly to the Placement Agents on the Closing Date.

            If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute an agreement binding the Company and the Purchaser.

                                       Very truly yours,

                                       IMMUNOMEDICS, INC.

                                       By:
                                          -------------------------------------
                                          Cynthia L. Sullivan
                                          President and Chief Executive Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

[PURCHASER]

By:
   ---------------------------
   Name:
   Title: